Exhibit 99.2

FINAL TRANSCRIPT

Thomson StreetEvents℠

Conference Call Transcript

DRE - Q2 2009 Duke Realty Corporation Earnings Conference Call

Event Date/Time: Jul 30, 2009 / 07:00PM GMT

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CORPORATE PARTICIPANTS

Randy Henry

Duke Realty Corporation — Assistant VP IR

Denny Oklak

Duke Realty Corporation — Chairman, CEO

Christie Kelly

Duke Realty Corporation — EVP, CFO

Bob Chapman

Duke Realty Corporation — COO

CONFERENCE CALL PARTICIPANTS

Sloan Bohlen

Goldman Sachs — Analyst

Jamie Feldman

BAS-ML — Analyst

Michael Bilerman

Cit — Analyst

Michael Knott

Green Street Advisors — Analyst

Paul Adornator

BMO Capital Markets — Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by and welcome to the Duke Realty quarterly earnings conference call. (Operator Instructions). At this time, we will turn this call over to your host, Mr. Randy Henry. Please go ahead, sir.

Randy Henry - Duke Realty Corporation — Assistant VP IR

Thank you. Good afternoon, everybody, and welcome to our quarterly conference call. Joining me today are Denny Oklak, Chairman and Chief Executive Officer, Christie Kelly, Executive Vice President and Chief Financial Officer, Bob Chapman, Chief Operating Officer and Mark Denien, Chief Accounting Officer. Before we make our prepared remarks, let me just remind you that statements we make today are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Some of those risk factors include our continued qualification as a REIT, general business and economic conditions, competition, increases in real estate construction costs, interest rates, accessibility of the debt and equity market and other risks inherent in our business. For more information about those risks, we would refer you to our 10-K that we have on file with the SEC dated February 25, 2009. Now for our prepared remarks, I’ll turn it over to Denny Oklak.

Denny Oklak - Duke Realty Corporation — Chairman, CEO

Thank you, Randy. Good afternoon, everyone. Our financial result and operation results for the second quarter were in line with our expectations, and reflect the great progress our business is making on our balance sheet and leasing priorities. Before I begin to discuss the second quarter earnings, I wanted to share a few observations about the overall economy, and how this translates into our business trends. Key leading indicators that we are watching include real GDP, unemployment, trucking and hospital spend. Real GDP, the final estimate for real GDP growth in the first quarter of 2009 came in at negative 5.5% and negative 2.5% for the last four quarters. As our economy weathers this downturn,

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we’re experiencing a dramatic downturn in global trade. Exports are down over 30%, the largest quarterly decline since 1969. Imports have declined even further, the most significant quarterly fall since 1947.

The national unemployment rate in June was 9.7%, up from 5.7% a year early year, and declines are basically across all metropolitan areas reported. The credit crisis has impacted industries around the country including the trucking industry. The actual tonnage haul by large fleets of trucks is falling meaning that there are fewer truck shipments. In March 2009, the truck tonnage index fell 4.5%, and then another 2.2% in April. This is the lowest it’s been since 2001. Not only is the trucking industry being impacted by the recession, but it’s getting hit with the major inventory contractions that suppliers are taking. We’ll keep looking for the rally in transportation.

On the health care side, we continue to see strong demand drivers with our aging US population across medical office space in terms of hospital care expenditures, health care industry employment and projected outpatient services. We’re focused on watching the President’s health care reform initiatives, and will factor that into our strategy going forward. The effects of a recessionary environment are still being felt, and will be for the foreseeable future. Closures, continued downsizing and negative growth will continue to weigh on the industrial and office sector vacancy and absorption rates. Renewals rather than relocations are helping tenants keep costs down and we are seeing this in our own portfolio.

Despite this extremely challenging market we are all experiencing, our teams made some great progress and our portfolio is holding up reasonably well. Now I’m going to provide an overview of our second quarter performance and following that, Christie Kelly will provide an update on the capital raising and financing activities. And Bob Chapman will provide some views on the overall industrial and office markets and then discuss our portfolio occupancy and significant transactions during the quarter. And finally, I’ll summarize our view of our performance outlook for the rest of 2009. Operating fundamentals across our portfolio continued to be very challenging during the second quarter. Leasing momentum picked up somewhat, but continues to be slow as our tenants continue to struggle in today’s economic environment.

Reported FFO per share for the quarter was $0.29 cents, however, this included the effect of impairment and other noncash charges and gains on debt repurchases during the quarter. Excluding these two items, FFO was $0.37 cents per share in line with our expectations. When compared to FFO of $0.59 cents for the second quarter of 2008, the decrease is primarily attributable to lower land and property sale gains, higher G&A expenses and the dilution from the April common stock offering. As I mentioned, we incurred impairment charges of $18.7 million during the quarter.

These charges pertain to certain land parcels and properties, either sold or held for sale and investments in joint ventures. These charges were the result of increased in estimated cap rates, and changes in market conditions that negatively affected the values. We also had only $1.5 million of gain on repurchase of our debt during the quarter compared with $33 million of gain in the first quarter. As anticipated, pricing of our bonds tightened and our ability to repurchase at meaningful discounts was significantly reduced after our common equity offering in April. We continued to reduce our overall overhead costs. Total head count is now down over 26% since the beginning of 2008.

We continue to monitor and reduce our costs in light of the economic climate and our curtailment of the development pipeline. G&A expense for the second quarter reflects a $3.5 million or about $0.015 cents per share of severance costs associated with staff reductions completed in the second quarter this year. As we look at our G&A expense for the third and fourth quarters of 2009, the operation’s run rate, which excludes any potential additional severance cost is expected to be in the range of $7 million to $9 million per quarter, and we continue to take actions to run our business productively in this economy. I’ll now turn the call over to Christie to discuss our financing and capital raising progress.

Christie Kelly - Duke Realty Corporation — EVP, CFO

Thanks so much, Denny. And now I’d like to give everyone an overview of the Company’s recent financing transactions. We continue to make great progress as Denny mentioned before on our secured financing and debt financing. In July we closed $114 million ten-year loan interest only at 7.75%. We also now have an executed term sheet for a $280 million seven-year loan with interest at 8.5%. We expect to close this loan in late August. We are also evaluating offers for a loan in another office which is anticipated to generate an additional $75 million to $100 million of proceeds. This will complete all of our anticipated secured financing for the year.

We’ve raised nearly $1 billion of capital year-to-date, and will exceed $1.2 billion with the closing of the $280 million secured financing for the third quarter. I’d also like to point out that upon receipt of the $114 million of proceeds from the secured financing closed in July, the balance on our credit facility is now zero. We also completed $73 million of asset and land sales during the quarter, including the closing on the previously announced contribution of 3 build-to-suit assets into our joint venture with C. B. Richard Ellis Realty Trust. The aggregate capitalization rate on the second quarter asset dispositions was 9%. We are also in active discussions regarding additional properties we have targeted for sale.

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Overall, we’re very pleased with the progress we’ve made in improving our liquidity during the first half of this year. We intend to utilize the proceeds from the capital raising transactions mentioned above to fund the November 2009 unsecured debt maturity of $121.4 million and fund the January 2010 unsecured debt maturity of $157.7 million. We continue to make progress with our partner banks on renewing the credit facility. Initial feedback is positive and we anticipate completing the renewal in the first — fourth quarter of this year. Now I’d like to turn it over to Bob Chapman for an update on our markets and second quarter occupancy and leasing activities.

Bob Chapman - Duke Realty Corporation — COO

Thanks, Christie. I’ll first give some highlights as what we’re seeing nationally with respect to fundamentals and demand in the office industrial markets, then talk about our quarter-end results. Overall, as Denny mentioned, operating fundamentals on both office and industrial side remain extremely difficult. Looking at the industrial on a national view, slow demand coupled with increased supply mostly completed last year, will drive vacancies higher by over 300 basis points by the end of this year. The good news is the new construction has essentially been halted as we move through this difficult period. We’ve continued to see some demand from consumer product companies, while retail demand has slowed down significantly. As we look at suburban office from a national perspective, operating fundamentals continue to decline impacted by job losses and moderate supply still coming online.

Vacancy rates have risen with further negative absorption expected to continue into 2010. Specifically as we look at our office concentration in the Midwest and southeast, we’re focused on our blend, extend and don’t spend policy to work with our existing clients through this difficult time. One positive that we’ve noticed is that our improvement in the balance sheet — in Duke’s balance sheet and the strength of our credit is working as a competitive advantage in some cases as brokers and customers want to make sure that landlords are financially capable of executing capital commitments agreed upon in newer renewed leases. We did see an increase in leasing activity during the second quarter. Total leasing activity for the quarter was 6.2 million square feet, compared with 35.3 million square feet during the same period a year, ago and 3.4 million square feet during the first quarter of this year. I’ll touch on some of the significant leases in a moment.

Same property NOI for the three-month period was down 1.6% compared with the same period last year. Same period NOI was still a positive 1.6% when compared with the 12-month period ended June 30th. ‘09 and ‘08. Negative effects on same property are primarily from bad debts and lease renegotiations which are pushing rents out further. Since we don’t consider straight line rents in our same store calculation, all rent concessions granted this year have a negative impact. As we look to the remainder of ‘09, we’re comfortable with our original guidance on same property NOI being flat to negative 5% for the year. This means that we expect the third and fourth quarters of 2009 to see more significant declines in NOI when compared to 2008.

Overall occupancy in the portfolio including projects under development increased slightly during the quarter from 87.3% to 87.4%. As I mentioned before, leasing activity during the quarter improved from the first quarter, but activity is still not at normal levels as we discussed on our first quarter call. New activity included a 425,000 square foot — 425,000 square feet of leases in the Baylor Cancer Center, is 320,000 square foot lease at our World Park at Union Centre Industrial park in Cincinnati, and a 307,000 square foot expansion for Amazon.com in Phoenix. Once this expansion is complete later this year, the building will be over 800,000 square feet, will be 100% leased to Amazon and will be contributed to our joint venture with CBRT.

When we look at our total vacant square footage in our portfolio, again including projects under development, nearly 40% is comprised of 32 industrial properties that have been placed in service, but have not yet reached stabilization. These assets have modern designs and functionality and are located across many of our markets. To lease some of these assets will be a significant driver of occupancy over the next two to three years. One thing I’m particularly proud of is our renewal percentage was 82% for the quarter, and our growth in net effective rents on those renewals was 3.1%. Stabilized occupancy was down from 89.7% in the first quarter to 88.5% at the end of the second quarter. The addition of 11 recently developed properties aggregating 3.3 million square feet, they were 40% occupied at the quarter end and accounted for most of this decrease.

At quarter-end the wholly owned development pipeline consisted of only 13 properties, 1.7 million square feet which were 89% preleased with an anticipated yield of 8.5%. Seven of these projects are health care. We’ve also — we also have three joint venture properties under development where we have an ownership interest of 50%. The estimated project costs for these properties is $340 million with $118 million yet to be incurred. These projects are 26% leased, and all have construction financing in place. We completed the action — acquisition of two 100% leased industrial assets totaling 450,000 square feet near the port of Savannah. In spite of recent declines in container activity due to the slowdown of exports and imports, we’re convinced that Savannah will continue to be one of the top five container ports in the United States and a strong industrial market over the long term. A case in point, a 2.4 million TEUs over the past 12 months, the port of Savannah was down about 15% versus about a 30% decline nationally.

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Finally, a quick update on some of our significant projects. I mentioned the Baylor Cancer Center and construction of it which is a 460,000 square foot project in Dallas that we discussed last quarter is now under way. You recall that this project is over 90% preleased, and is being completed within a joint venture with Northwestern Mutual Life. The BRAC third party development project in Washington, D.C. is progressing on schedule with steel erection for the office building under way. And finally at our 3630 Peachtree road office project in Buckhead, it will be completed next quarter. As you know, there’s a lot of new space coming online in the sub market. We have a three-year lease up built into our underwriting, but realize that rents will be below pro forma amounts and greater tenant improvements and concessions will be required. Also, I want to point out that our partner, Pope & Land is a strong local developer in the Atlanta market. We continue to remain confident this will be a great project in the long term with a prime location on Peachtree Road in Buckhead. With that, I’ll turn it back over to Denny.

Denny Oklak - Duke Realty Corporation — Chairman, CEO

Thanks, Bob. We have had great success in executing on our capital plan in 2009, and feel confident in our ability to meet debt maturities through 2012. Our balance sheet has improved since the beginning of the year. We’re focused on continuing to reduce our leverage levels over the next 12 months to be better positioned when the economy improves. On the property operation side, we know it will be a year or so before we return to leasing levels we are used to experiencing. We will continue to focus on renewing and extending our existing tenants and finding new tenants for our recently developed assets. Our 2009 annual guidance for FFO per share is $1.42 to $1.64. Based on the current expectations of our leasing volumes and other economic conditions for the rest of 2009, we anticipate that FFO per share will be at the lower end of our guidance. Also, I want to again remind you that our guidance assumes no gains from the sale of development properties or land, includes no income recognized on debt repurchases, and also does not include the effect of any potential impairment charges. And with that, we will open it up for questions.

QUESTION AND ANSWER

Operator

(Operator Instructions). We’ll take our first question in queue from the line of Sloan Bohlen with Goldman Sachs, and your line is open.

Sloan Bohlen - Goldman Sachs — Analyst

Thank you. Good afternoon. First question just for Christie, on — with regard to the asset sales for the rest of the year and looking ahead, can you talk about how you guys will use your JV funds for that, and what are your expectations for — how many of the sales will be in the funds versus outside of the funds? And kind of as a follow on to that, what the capacity for new acquisitions in the funds is right now?

Christie Kelly - Duke Realty Corporation — EVP, CFO

Sure, Sloan. First, just let me talk about in terms of the plans going forward as it relates to our venture partners. We talked with our venture partners pretty much daily, and the takedown of assets as we go forward through 2012 does include CBRT, for example, participating in those assets, acquisitions or contributions. Secondarily, as it relates to just overall capacity, we still have significant capacity in that venture, which I think we had talked about last quarter. And I’ll turn it over to Denny just to talk just more specifically about that.

Denny Oklak - Duke Realty Corporation — Chairman, CEO

Yes. The primary venture we have for the take outs really is the CBRT joint venture. We are at about $400 million of investment in that venture now with the Amazon deal in Phoenix that Bob mentioned will be closer to $450 million, and the stated capacity of that is in the $800 million range. So we’ve got about $350 million to go. I think there will be — we’ll continue to — they have — continue to have a very large appetite for new product, and we’ll continue to see product flow into that venture. Most of the other ventures are just owning right now and we’re not really moving in. So the other dispositions that we’re pursuing are really just other third-party dispositions.

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Sloan Bohlen - Goldman Sachs — Analyst

Okay. So the comment in the press release about using funds to reduce leverage, would you think about launching a new fund, or are you in discussions to launch any new funds at this point?

Denny Oklak - Duke Realty Corporation — Chairman, CEO

Well, I think we’ll consider that. Some of our existing assets, we have some very — I call them very preliminary discussions going on right now, and nothing that I’d even say would rise to the level of something that I would want to put out on the table right now.

Sloan Bohlen - Goldman Sachs — Analyst

Okay. Fair enough. And then with regard to your secured financing, has there been any consideration about perhaps using the TALF program that the government has?

Christie Kelly - Duke Realty Corporation — EVP, CFO

Hi, Sloan, this is Christie again. We’ve been watching it, but we are not considering using TALF at this time.

Sloan Bohlen - Goldman Sachs — Analyst

Okay. And then a question for Bob just in the leasing market, one, if you could kind of speak to why the retention ratio jumped as much as it did in the quarter, and then kind of on the same lines, are you still seeing tenants stay put? Or has it gotten to the point that rents have fallen, that people are starting to migrate within markets for deals?

Bob Chapman - Duke Realty Corporation — COO

Well, I’d like to say that the main reason our retention rate is so high is because we’ve been working on this for, I don’t know, it’s been a high priority in the field for the last 12 to 18 months. We started this blend, extend and don’t spend program and so we’ve been actively working with our clients for many, many months on this. And I think we’re — that’s bearing fruit at this time. And on your second question, you know, it costs — it costs a lot of money to relocate and particularly on the industrial side — well, and on the office side for that matter. And so I think the — the — in the event of a tie, I think everybody would really like to stay where they are. And so I think you’re really not seeing much movement there. And I like to say that, you know, for us, the worst renewal is better than the best new deal. And so we’re really working hard on those renewals, and I think you’ll continue to see those renewal rates up there.

Sloan Bohlen - Goldman Sachs — Analyst

Okay. Thank you, guys.

Operator

Thank you. And our next question in queue, that will come from the line of Jamie Feldman with Banc of America. And your line is open.

Jamie Feldman - BAS-ML — Analyst

Thank you very much. Denny, in the press release you talk about guidance for low end of the range and give some commentary on market conditions. Can you just give a little bit more information of kind of what you saw this quarter that’s kind of changed your view to be at the lower end?

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Denny Oklak - Duke Realty Corporation — Chairman, CEO

It’s really been — a lot of it has been our bad debts really, that we’ve just seen more issues with our existing tenants than we really anticipated at the beginning of the year. We’ve seen a number of bankruptcies and a couple of — a couple larger ones. One we talked about the first quarter was Spectrum Brands which terminated some leases in our industrial portfolio in St. Louis. That’s probably the largest one, but we’ve just seen it really throughout the — throughout the portfolio. And everything else is pretty much in line, I think, with where we thought. It’s just been that. And then I guess one other thing is, just to some extent there’s an effect from some of this blend, extend, those type transactions we’re doing, because it has a tendency to push out the rent and reduces our up front rent a little bit, even with the straight line rent effect, so that’s also a little bit of it. But most of it is just tenant delinquencies.

Jamie Feldman - BAS-ML — Analyst

Okay. And then where do you think we are in the cycle in terms of tenant delinquencies? Do you feel like you’re getting near the end, or just at the beginning?

Denny Oklak - Duke Realty Corporation — Chairman, CEO

Well, I would say — I’ll make a comment and Bob and Christie can jump in. I think we definitely — the first quarter was worse, but we — it moved around to a couple of different places in the second quarter. We didn’t expect it in the portfolio. And — but it didn’t get a whole lot worse. I think we’re somewhere near to the bottom that most people are going to start stabilizing. But still a lot depends, Jamie, I think on how long it takes the economy overall to start picking up. And obviously none of us know that, but our sense would be that it’s going to be pretty slow for the next six months again. And then if you look back at some of the prior cycles we’ve gone through, we would say that hopefully the — we’d see the industrial picking up early next year, but the office is going to be a while after that. I don’t think anyone expects unemployment to top out until either late this year, early next year. And then it’s going to take a couple of quarters after that before we start making some good positive progress in the office side.

Jamie Feldman - BAS-ML — Analyst

Okay. Thank you. And then, Bob, I was wondering — I thought your Savannah comments were particularly interesting. Can you draw any themes at this point over whether — if the port markets or the distribution markets that seem to be holding up better, or is that really just a market specific comment?

Bob Chapman - Duke Realty Corporation — COO

That was really just more of a market specific comment. Our port markets are really Savannah, and indirectly Columbus, Ohio because of the heartland corridor. But, I — and I quiz our guys daily about differences in the various markets, be they port or — and it’s pretty pervasive across all markets, be they port, non-port, large tenants, small tenants. Hopefully that answers your question.

Jamie Feldman - BAS-ML — Analyst

Yes, it does. Thank you very much. I appreciate it.

Operator

Thank you. And our next question in queue, that will come from the line of Michael Bilerman with Citi and your line is open.

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Michael Bilerman - Cit — Analyst

Good afternoon. It’s Bilerman. Just going back to the disposition plan, and you have a very good slide in the supplemental that sort of walks through the long-term plan. When you look at what targeted for the rest of the year, that $290 million, can you just give a little bit more color as to how much of that is pretty close it being done, how much is marketing and what stages you’re at? And then I guess the buckets it goes to, whether it be CBRT, which I know you talked about the $50 million, but just try to put a little bit more color around it?

Denny Oklak - Duke Realty Corporation — Chairman, CEO

Sure, Michael. The — you’re right on the $50 million to CBRT and right now in that number, that’s the only thing additional we have going to CBRT. So the rest of that is just under $250 million. About half of that today, is under some type of an LOI or not — or a signed purchase agreement. The other half, about half of that would be in — out there with some kind of offers on it. And then about — the remaining half, so about $100 — about $60 million, 70 million is just being marketed right now. That’s roughly where we are with that.

Michael Bilerman - Cit — Analyst

And then does it — I notice you sold some unproductive land. Is there anything in that $240 million that’s non income producing today?

Denny Oklak - Duke Realty Corporation — Chairman, CEO

That doesn’t include any of our land dispositions. But we do anticipate being able to dispose of and wanting to dispose of some more land before the end of the year. Just with that market today, it’s almost impossible to predict, because obviously there’s not a lot of buyers for certain things. A lot of land sales we’re doing today would be user sales that some of our parks users want to come along, and build their own building, which there’s still a little bit of that going on around the country and so we haven’t even really made a prediction on the land sales for the rest of the year.

Michael Bilerman - Cit — Analyst

And then in terms of the cost of doing those deals, it sounds like most of it is income-producing assets, I guess with the lift up in cap rates, are we to assume sort of these are sort of north of 9 type deals?

Denny Oklak - Duke Realty Corporation — Chairman, CEO

Well, it does vary across the asset type in particular, I’d say. As — you can see the dispositions we closed in the second quarter, we were right at a nine cap. I think you’re going to probably see it stay in that level or maybe creep up a little bit into the lower 9s. Because, again, what we’re primarily selling today, which is — or the assets that are very marketable, there are single tenant, both office and industrial buildings. And so those are — those cap rates are holding up pretty well if you’ve got a single tenant with good credit and a longer term lease, you can get some pretty good cap rates, comparatively speaking. The things that are more difficult to sell would be the things that would have a little higher cap rate like Midwest — or excuse me, multi tenant suburban office buildings.

Michael Bilerman - Cit — Analyst

And I guess maybe, Bob, you talked positive about the Savannah markets that you were very pleased to get those deals done, $17 million. I guess it was done almost at the same cap rate of your dispositions at a 9. I guess just sort of how do you look at that relative to what you sold versus what you bought with the same sort of income?

Bob Chapman - Duke Realty Corporation — COO

Well, I — I guess we traded — I don’t know. We traded less desirable properties for more desirable properties down at Savannah, longer term leases. Yes, the leases in Savannah are ten-year leases. So 9% to 9.5% is what the market is both on the buy side and the sell side, is what that tells me.

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Michael Bilerman - Cit — Analyst

All right. So there’s a narrowing of your bid out spread that you’re able to participate in. When you — I think Denny maybe in your opening comments, you were talking about watching the health care going ons in Washington very closely and how that relates to your platform. I’d say the medical office platform obviously is a pretty attractive one today, relative to where capital is being put out. Have you thought at all, and I know it’s a strategic business for you and you’ve had good development returns, have you tabled that at all in terms of trying to monetize that? Or do you think what would be a much lower cap rate than where you’re selling some of the other assets?

Bob Chapman - Duke Realty Corporation — COO

Well, we’re — in this environment, Michael, we’re looking at all different options. As we’ve said, we want to continue to improve the balance sheet.

Denny Oklak - Duke Realty Corporation — Chairman, CEO

We’ve obviously made a tremendous amount of progress in the second quarter with a number of things that we did, including the public offering. But we also believe that we need to further deleverage, be in a position to take advantage of opportunities that may arise as the market improves, or improves for us and maybe gets worse for others. So we are looking at different alternatives. I can’t say anything specific on health care really, but that is obviously — I agree with you that’s one that there might be a possibility. But as you said, it’s a strategic business for us, so we really do want to stay focused on that.

Michael Bilerman - Cit — Analyst

My last question, just in terms of your comments, I guess what changed relative to your guidance from last quarter, and you talked about higher default. When you look on page 27 and you break out, you know, where the lost — where the terminations came from, the stuff for default and bankruptcy was actually pretty light relative to the first quarter at only 192,000 square feet. So is there — is it just higher bad debt outside of people terminating their lease that have just — you have a higher AR balance, or what’s effectively happening to sort of reconcile those two?

Denny Oklak - Duke Realty Corporation — Chairman, CEO

Yes, that’s it. And we’ve just been more conservative on our reserve policy, Michael. We’ve traditionally gone all the way back to when we went public, we fully reserved anyone’s receivables who was over 90 days, including straight line rent receivable. We’ve been more conservative, just because we’re a little bit more nervous about the tenants in today’s environment. So for the most part, we’re reserving anybody who gets 60 days behind, and doing the same thing with straight line rent. And paying just very close attention to all the tenants who look like they’re struggling. So, yes, there is more of a bad debt expense outside the bankruptcy slash terminations than we normally would have.

Christie Kelly - Duke Realty Corporation — EVP, CFO

And, Michael, I just want to add to some of Denny’s comments as well. That coupled with we’ve had some really solid success as we mentioned on our de-levering and that actually also is driving our guidance if you will to the lower end as well. Because we’ve been much more successful more quickly than we had originally put in our plan. So to that point, our dispositions are ahead of schedule and as well, our financings are ahead of schedule. So that’s had an impact, also. And Jamie, that goes to your point, too. So being proactive, has — is a good thing for where we are, but it is bringing us to a lower end of the guidance.

Michael Bilerman - Cit — Analyst

And where is that — did that bad debt show up in the second quarter, because your rental expenses dropped from $54 million in the first quarter down to $49. So I — I’m just trying to — is it the future sort of that you’re going to expect your sort of bad debt expense to ramp up, or was it something particular in the quarter?

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Denny Oklak - Duke Realty Corporation — Chairman, CEO

Yes, the bad debt, we really use it — it’s really reflected as a reduction of the revenue line, not in the expenses.

Michael Bilerman - Cit — Analyst

Okay. Thank you.

Christie Kelly - Duke Realty Corporation — EVP, CFO

Thanks, Michael.

Operator

Thank you. And our next question in queue that will come from the line of Michael Knott with Green Street Advisers, and your line is open.

Michael Knott - Green Street Advisors — Analyst

Hi, guys. How are you guys thinking about your access in the future to the unsecured market? Obviously your plan has been very focused in raising capital in the secured market. But are you also contemplating further deleverages over the next year or two, maybe through additional equity raises in order to perhaps de-lever and enhance your access to the unsecured market?

Christie Kelly - Duke Realty Corporation — EVP, CFO

Hi, Michael, it’s Christie. How are you doing? A couple of things, first, just as it relates to the unsecured market in general, we’re keeping a very close eye on the unsecured market. And to that point, really looking to when it would be, if you will, a good trade for us to go into the unsecured market. And what that means really is that we’re able to achieve overall rate below what we’re able to execute on the secured market. So we’re seeing some indications. We’ve had some positive responses in terms of rates that we could trade at, but we’re not ready to do anything yet. And to the other point, as you mentioned we are very focused on delivering. So we will time that accordingly.

And then as it relates to any additional equity offering, I think as we discussed in NAREIT, and it’s been very consistent with our strategy going forward, we’re not planning on accessing the equity market any time soon until we can afford the opportunity to do so, which is after we’ve focused on our de-levering activities. And to the extent that something comes up that’s of significant interest, let’s say here over the next year or so, we would really take a sharpshooter approach to any equity offering that we did.

Denny Oklak - Duke Realty Corporation — Chairman, CEO

Yes, and, Michael, I’d just add to that, when you — I think it’s important to point out what Christie mentioned in the script, that with the secured financings that we’ve already completed. And really the other one that we have coming, we’re going to pay off all of our debt maturities for the rest of this year, and essentially all of our debt maturities for next year on the unsecured side, which are all early in January next year. And we will have zero balance on our line of credit. So today we’ve got a $1.3 billion line of credit, and Christie’s work with the banks now, we’re sort of comfortable that’s in the $700 million to $800 million range going forward. So we’re very focused on keeping that line of credit balanced at zero, in case things don’t get better in the capital markets. So we think we’re extremely well positioned heading into 2010.

Michael Knott - Green Street Advisors — Analyst

Okay. And then just a couple of follow-up questions. One would be can you expand on your comment on TARF as to you’re not pursuing that. And then, two, can you just, Christie, remind everyone what your longer term leverage target is, and how you — on what metric you’re using. and where that stands today versus the longer term target?

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Christie Kelly - Duke Realty Corporation — EVP, CFO

Sure, Michael. First on TALF, you know, just based on the construct of TALF, there are two points. I think the program as it sits now is more designed if you will for shall larger, lumpier assets. The other thing, too, is that we just don’t need to go through that. It’s expensive, and it’s just not in a format that we’re interested in pursuing at this time. We’re — we’re watching it, to the extent that it evolves to something that may be of interest, but it’s not for us. And as it relates to leverage, we’re very focused as we have been to working our way first of all, to 50% and below leverage, and then working our way through to the 40% leverage range. We think it’s very important historically Duke, you know, has operated in those levels and as a matter of fact in the 2006 time period we were — we were in leverage ranges of 35%, 36%. So we know what it means, we know it’s important, we can do it and we’re going to get there.

Denny Oklak - Duke Realty Corporation — Chairman, CEO

And I would just add one other ratio we added to the supplemental that we’re also really focused on today is the net debt to adjusted EBITDA. And today we’re in the 6.75% range, and we want to get that down into the 5% to 6% range, Michael.

Michael Knott - Green Street Advisors — Analyst

Okay. Thanks for pointing that out.

Operator

Thank you. (Operator Instructions). And our next question in queue will come from the line of Paul Adornato with BMO Capital Markets. And your line is open.

Paul Adornator - BMO Capital Markets — Analyst

I was wondering if you could give us detail of the composition of the bad debt portfolio, maybe talk about the size of the tenants, the industries that they’re involved in, and did you mention that you tightened the criteria for reserving for bad debt?

Denny Oklak - Duke Realty Corporation — Chairman, CEO

We did, Paul. Again, traditionally, we’ve looked at the — sort of the 90-day cut off. And just in light of what’s going on with — throughout the portfolio, we’ve pretty much moved that back to 60 days to really take a hard look at folks.

Paul Adornator - BMO Capital Markets — Analyst

Was that a — just a second quarter event?

Denny Oklak - Duke Realty Corporation — Chairman, CEO

We moved that direction in the first quarter.

Paul Adornator - BMO Capital Markets — Analyst

Okay.

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Denny Oklak - Duke Realty Corporation — Chairman, CEO

And then, I would say it’s really all over the board a little bit, but interestingly enough we’ve only got a couple of retail properties. And we are seeing some of those retail tenants really struggle. And I think that was a pretty significant part of it. And — but it’s — I can’t isolate that to any specific kind of a industry or tenant. It’s across the board. It’s both office and industrial, really.

Paul Adornator - BMO Capital Markets — Analyst

Okay.

Christie Kelly - Duke Realty Corporation — EVP, CFO

And, Paul, the only thing I’d like to add to that is just given the granularity associated with our portfolio, that — that really doesn’t surprise us that much. We are keeping a watch and we are experiencing more of an uptick as Denny says in retail.

Paul Adornator - BMO Capital Markets — Analyst

Okay. Anything that you could comment in terms of the size of the tenants that are experiencing trouble, smaller tenants more than larger or vice versa?

Christie Kelly - Duke Realty Corporation — EVP, CFO

It’s really — the span, Paul, is quite small. Sort of, you know, the sandwich shop to some larger — larger exposure areas that we’ve talked about. It’s all over the board.

Paul Adornator - BMO Capital Markets — Analyst

And in turn on the flip side, on new leases that you are signing — again, any breakdown in terms of smaller tenants kind of leading the recovery, or is it too early to see that yet?

Denny Oklak - Duke Realty Corporation — Chairman, CEO

Yes, I’ll make a quick comment, and Bob can comment. I don’t think there’s any trends. On the bulk industrial side, one thing I would mention is, we’re still seeing some of the larger deals get down out there. Again, people in this environment are leasing large industrial bulk spaces, mainly for consolidation purposes and for cost saving purposes on their part. So we’re still seeing some pretty sizable leases get done in most of our markets. But overall, it’s a little slow. We don’t see the smaller leases picking up at all right now, I would say. I think it’s really still pretty slow in that area. Bob, would you add anything to that?

Bob Chapman - Duke Realty Corporation — COO

Well, I would just say on the industrial side, I think it’s the — the bulk of our leases are in the 20,000 to 100,000-foot size. And there’s the occasional large one that Denny mentioned that we’d like to have more of actually, because it would take a lot of these properties I mentioned off the table. But it’s really — that’s where the focus is on the 20 to 100s. And then the same thing on the office side, sort of the medium-sized, Atlanta is an example on the office side, there’s really good activity in the suburbs on the 5,000 to 10,000 square foot tenant size.

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Paul Adornator - BMO Capital Markets — Analyst

Okay. Thank you.

Operator

Thank you. We do have a follow-up question in queue and that will come from the line of Michael Bilerman with city and your line is open.

Michael Bilerman - Cit — Analyst

Great. Christie, I was just wondering if you could just walk through some of the guidance items in terms of where you stand today in terms of occupancy, same store, G&A, lease term fees, service operations, some of the key variables as we head into — for 2009.

Denny Oklak - Duke Realty Corporation — Chairman, CEO

Yes, I’ll start as Christie’s looking for some. The truth is, Michael, I think we’re pretty much in line with all those guidance items, including just general occupancy, except for the fact that I think we are experiencing the higher defaults as we mentioned. But our occupancy is probably going to come in pretty close to that original guidance. G&A, I think what — the numbers we mentioned, that we’re looking at for third and fourth quarter were right about there. What are some of the topics here?

Christie Kelly - Duke Realty Corporation — EVP, CFO

I can help a little bit Michael, to the point that Denny was making, the guidance that we had given from an occupancy perspective was in that 85% to 89% range. And we are, expecting to come in at the lower end of that which has been consistent with our messaging, including what we were talking about at NAREIT. And consistent with what we’ve seen, in previous trends in terms of downturns through the life of our portfolio. Same store NOI growth, we had given guidance to the negative 5 to flat range. And based on what we’re seeing, we’re going to come in as we had mentioned on the call towards the lower end of that. Which means we’re going to see some more, if you will, declines coming through the second half of this year, which again, I’m sure, for everybody on the call is no new surprise, but our team is holding their own.

Lease buy outs, we’re on the modest side of our lease buy out range. As it relates to G&A, we are managing our operating costs and our operations in line with the volume that we have seen. We talked about the severance that we incurred. And we’re keeping an eye on that, every day, every week, every quarter. And we’ll be taking the appropriate actions necessary to keep our G&A expenses in line with our volume profile. And on the good side we — we are achieving our deleveraging quicker than we had originally planned. So coupled with some of these operational areas, if you will, which again are within the targets that we were looking at, we are seeing a bit of, if you will, decline on BFFO, but that’s really for the right reasons.

Denny Oklak - Duke Realty Corporation — Chairman, CEO

And the only thing I would add to Christie’s is a point that Bob made in the remarks, is one of the reasons we’re towards the lower end on that same store is our blend, extend and don’t spend strategy. We’ve been very successful at renegotiating some very significant leases, particularly on the office side across the portfolio. Some the maturities that were coming up in the next year or two that we really wanted to take off the table and move down the road, we’ve done that. But when we do that, typically we’re providing some free rent this year, two months, three months, something like that. And then making it up later on with the extended term and rental rate increases. So that’s — that is having an effect on our same store guidance for 2009.

Michael Bilerman - Cit — Analyst

That’s helpful. And just going back to G&A, because I know the way you state your G&A it excludes noncash charges. Is the severance, the $3.5 million that was in the quarter, in your guidance number?

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Denny Oklak - Duke Realty Corporation — Chairman, CEO

Well, first of all, in the year to date G&A number, that includes $6.1 million of severance.

Christie Kelly - Duke Realty Corporation — EVP, CFO

That’s correct.

Denny Oklak - Duke Realty Corporation — Chairman, CEO

— costs and going forward, there isn’t any severance costs for the rest of the year estimated in our G&A right now.

Michael Bilerman - Cit — Analyst

But that’s in the 142 to 164, is the severance that has been taken?

Denny Oklak - Duke Realty Corporation — Chairman, CEO

Yeah, that’s right.

Michael Bilerman - Cit — Analyst

So there was effectively $2.5 million of severance in the first quarter? I don’t remember —

Denny Oklak - Duke Realty Corporation — Chairman, CEO

3, about three — yes, that’s right, excuse me, 2.5, that’s right.

Michael Bilerman - Cit — Analyst

And that was in the $10 million of G&A that was recorded?

Denny Oklak - Duke Realty Corporation — Chairman, CEO

That’s correct.

Michael Bilerman - Cit — Analyst

And then just going back to lease term fees, what is the full year expectation?

Denny Oklak - Duke Realty Corporation — Chairman, CEO

I’m sorry Michael, back to what?

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Michael Bilerman - Cit — Analyst

The lease term fees — you had about $4.7 million in the quarter. And I don’t know if you can just walk through, it was a relatively small amount of square footage. I guess it was around 500,000 square feet. So I am just trying to keep that together in terms of whether that space has been re-leased, or sort of what the lost rent will be. And then thinking about your total sort of guidance for the year.

Denny Oklak - Duke Realty Corporation — Chairman, CEO

Yes, for a high level, I would tell you that we’re still not seeing a lot of lease buy outs. We just — it’s going to — as Christie mentioned, come in at the lower end of our range. So, probably if we’re — I think it’s going to be unusual, it would be unusual if we go over $10 million this year probably. And then two of those termination fees that we took, we did have immediate back fills for them. So we’ve offset some of that, some of that space issue, the vacant space. And that’s — that’s probably 30% of the total number so far we back filled right away, and the rest is just back on the market.

Michael Bilerman - Cit — Analyst

Okay. Just the last thing on just service ops, I know that tends to be volatile sometimes, $17 million year to date. What is sort of dialed in for your full year number?

Denny Oklak - Duke Realty Corporation — Chairman, CEO

Well, again, I think that’s a pretty good reflection for the year, the six months will — in the second half of the year will probably be pretty close to that. The biggest part of that this year, again, is our BRAC project out in DC, and that is, as Bob said, moving along really pretty much right on schedule, and everything is going well. Obviously that’s such a big project if — it is somewhat heavily dependent on timing, because we recognize the fees, and the land gain as we incur the total project costs. But right now we’re pretty much on schedule and targeted to be just about where we thought we would be on volume and fees this year, maybe just a little bit less than we originally anticipated.

Michael Bilerman - Cit — Analyst

Okay. Thank you for the color.

Operator

Thank you. We also have a follow-up question in queue from Michael Knott with Green Street Advisers. Your line is open.

Michael Knott - Green Street Advisors — Analyst

Hey, guys, could you just give a little color on sort of the lenders underwriting on these big secured packages that you have been securing, and are about to secure in terms of LTV, debt yield, cap rates they’re using? And also can you just comment on whether the underlying collateral for those loans are better than your average quality property in your portfolio or on par?

Christie Kelly - Duke Realty Corporation — EVP, CFO

Sure, Michael. Just first of all in terms of kind of taking a step back the underwriting that we’re seeing is really a sort of 50% loan to value range. Cap rates are — if you will, not out of the expectation in terms of solid product in our portfolio. And in terms of debt service coverage we’re seeing in the lower end of the range, the life insurance companies usually underwrite from the 1.7 to 2.2 range, and we’re seeing the lower end of that spectrum.

In terms of debt yields, it’s in the 15% to 16% range. And to that point we’ve been very focused on making sure that we get the most, if you will, proceeds for the NOI that we’re offering up, because of the fact that industrial is in very high demand. Our product is exceptional as you know, and so we’re making sure that that actually translates to the appropriate loan sizing for our business.

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Denny Oklak - Duke Realty Corporation — Chairman, CEO

And then on the quality of the properties, it’s really been pretty standard properties. I think we’re very pleased, because we’ve had a good mix of office and industrial in basically every portfolio that we’ve done, good mix geographically. We certainly haven’t cherry picked the portfolio for the secured debt.

Christie Kelly - Duke Realty Corporation — EVP, CFO

We’ve been very — very conscientious about that because you can imagine, Michael, that the unsecured NOI is just as important, if you will, as what we’re securing. So when we actually embarked on the secured financing initiatives, we actually went through a very extensive road map. And ensured that to Denny’s point, that we had a very balanced profile as to what we were offering up in the portfolios. And that’s something that our team drove, the life companies and did not drive that at all. So we’re very pleased with where we are.

Michael Knott - Green Street Advisors — Analyst

And just to follow up on your comment on the cap rates, did you mean to say that there — there were sort of — the lenders were using similar cap rates to what you had sort of outlined for your disposition expectations around 9%?

Christie Kelly - Duke Realty Corporation — EVP, CFO

They’re actually — they’re actually less because the disposition portfolio that ranges in the 7.5, for example, for that one unique transaction that we did in the first quarter. to the high 10 rate depending on age, location, that sort of thing. So I wouldn’t use the 9 as an overall.

Denny Oklak - Duke Realty Corporation — Chairman, CEO

Michael, I would say the truth is, they’re not really paying much attention to the loan to value. They’re way more focused on coverage, and coverage out for the next at least five years. They’re focused on coverage and lease expirations in the portfolios is what they’re focused on.

Michael Knott - Green Street Advisors — Analyst

Okay. That will do it for me. Thanks.

Denny Oklak - Duke Realty Corporation — Chairman, CEO

Thanks, mike.

Christie Kelly - Duke Realty Corporation — EVP, CFO

Thanks, Michael.

Operator

We also have a follow-up in queue from the line of Jamie Feldman with Banc of America. Your line is open.

Jamie Feldman - BAS-ML — Analyst

Hi, thank you. Just a very quick follow-up. So within the 142 to 164 range, what are you assuming for the first — for the first half of ‘09 FFO? What’s included in there?

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Denny Oklak - Duke Realty Corporation — Chairman, CEO

I’m not sure I understand your question, Jamie.

Jamie Feldman - BAS-ML — Analyst

It’s without any charges or one-time gains. I’m just trying to figure out what the number is, that you guys have as the actuals for 1Q ‘09 and 2Q ‘09.

Denny Oklak - Duke Realty Corporation — Chairman, CEO

$0.84

Christie Kelly - Duke Realty Corporation — EVP, CFO

That’s right.

Denny Oklak - Duke Realty Corporation — Chairman, CEO

Is that it?

Christie Kelly - Duke Realty Corporation — EVP, CFO

Yes.

Jamie Feldman - BAS-ML — Analyst

$0.84?

Denny Oklak - Duke Realty Corporation — Chairman, CEO

Yes.

Jamie Feldman - BAS-ML — Analyst

Okay. All right. Thank you very much.

Operator

Thank you. At this time, there is no additional questions in queue. Please continue.

Denny Oklak - Duke Realty Corporation — Chairman, CEO

All right. Thanks to everybody. Just a quick reminder, our third quarter call tentatively scheduled for October 29th. Thanks.

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Operator

Thank you, and ladies and gentlemen, that does conclude your conference call for today. We do thank you for your participation and for using AT&T executive teleconference. You may now disconnect.

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